SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   May 20, 2003

PHOTOWORKS, INC.
(exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1260 16th Avenue West Seattle, Washington 98119
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:   (206) 281-1390

Item 5.  Other Events

        On May 15, 2003, the International Trade Commission upheld a penalty assessment of $1.6 million against the Company for violation of a prior cease and desist order involving patents owned by Fuji Photo Film Co. Ltd. for single-use cameras.

        This action by the International Trade Commission is subject to appeal to the Federal District Court of Appeals.  The Company believes it has strong arguments regarding the infringement determination and $1.6 million penalty and intends to aggressively pursue such challenges to the International Trade Commission order.  If the Company is required to pay the $1.6 million penalty, it will have a significant impact on the financial condition, results of operations and liquidity of the Company.

        The Company will accrue the $1.6 million penalty in its financial statements for the quarter ending June 28, 2003.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                                                       PHOTOWORKS, INC.

                                                                                By:  /s/ Loran Cashmore Bond
                                                                                       Loran Cashmore Bond
                                                                                       Vice President/Chief Accounting Officer

Date:  May 22, 2003

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